                                                                    EXHIBIT 12.1

               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          DUKE-WEEKS REALTY CORPORATION

                                                   Year Ended December 31,
                                 -------------------------------------------------------------   March 31,
                                    1999         1998         1997        1996         1995         2000
                                 ----------   ----------   ----------  ----------   -----------  ---------
Consolidated Net Income (Loss)
  Applicable to Common
  Shareholders                 $139,636,000  $90,871,000  $65,999,000  $50,872,000  $35,019,000  $ 48,859,000
Allocation to Preferred Shares   42,604,000   19,833,000   12,485,000    2,559,000            0    12,252,000
(Gain) Loss on
  Property Sales                (10,013,000) ( 1,351,000)  (1,775,000)  (4,532,000)    (283,000)  (14,686,000)
DWRLP Minority Interest           19,811,000   l2,241,000    7,574,000    7,184,000    6,530,000    7,434,000
Interest Expense                 86,757,000    6,217,000   40,296,000   32,552,000   22,643,000    32,681,000
                                -----------   ----------   ----------   ----------   ----------  ------------
Earnings Before
 Fixed Charges                  278,795,000  181,811,000  124,579,000   88,635,000   63,908,000    86,540,000
                                -----------  -----------  -----------   ----------   ----------  ------------
                                -----------  -----------  -----------   ----------   ----------  ------------


Interest Expense                 86,757,000   60,217,000   40,296,000   32,552,000  $22,643,000    32,681,000
Allocation to Preferred Shares   42,604,000   19,833,000   12,485,000    2,559,000            0    12,252,000
Interest Costs Capitalized       26,017,000    8,546,000    6,003,000    5,525,000    4,198,000     8,823,000
                                -----------  -----------  -----------  -----------  -----------  ------------
  Total Fixed Charges          $155,378,000  $88,596,000  $58,784,000  $40,636,000  $26,841,000  $ 53,756,000
                                -----------  -----------  -----------  -----------  -----------  ------------
                                -----------  -----------  -----------  -----------  -----------  ------------

Fixed Charges Ratio                    1.79         2.05         2.12         2.18         2.38          1.61
                                -----------  -----------  -----------  -----------  -----------  ------------
                                -----------  -----------  -----------  -----------  -----------  ------------

                                                                    EXHIBIT 12.1

               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                                           Year Ended December 31,
                         --------------------------------------------------------------    March 31,
                            1999         1998         1997         1996         1995         2000
                         -----------  ----------   ----------   ----------   ----------   ----------
Consolidated Net Income
  (Loss) Available to
  Common Units          $159,447,000 $103,112,000  $72,780,000 $58,713,000  $41,600,000   $ 56,293,000
Allocation to
  Preferred Units         46,808,000   19,833,000   12,485,000   2,559,000            0     14,354,000
(Gain) Loss on
  Property Sales         (10,013,000) ( 1,351,000)  (1,775,000) (4,532,000)    (283,000)   (14,686,000)
Interest Expense          86,757,000   60,217,000   40,296,000  32,552,000   22,680,000     32,681,000
                         -----------  -----------  -----------  -----------  -----------  ------------
Earnings Before
 Fixed Charges           282,999,000  181,811,000  123,786,000  89,292,000   63,997,000     88,642,000
                         -----------  ----------   -----------  ----------   ----------   ------------
                         -----------  ----------   -----------  ----------   ----------   ------------


Interest Expense          86,757,000   60,217,000   40,296,000  32,552,000   22,680,000     32,681,000
Allocation to
  Preferred Units         46,808,000   19,833,000   12,485,000   2,559,000            0     14,354,000
Interest Costs
  Capitalized             26,017,000    8,546,000    6,003,000   5,525,000    4,198,000      8,823,000
                         ----------- ------------ ------------ -----------   ----------   ------------
Total Fixed Charges     $159,582,000  $88,596,000  $58,784,000 $40,636,000  $26,878,000   $ 55,858,000
                         ----------- ------------ ------------ -----------   ----------   ------------
                         ----------- ------------ ------------ -----------   ----------   ------------

Fixed Charges Ratio            1.77         2.05          2.11        2.20         2.38           1.59
                         ----------- -----------  ------------ -----------   ----------   ------------
                         ----------- -----------  -----------  -----------   ----------   ------------